                                                                               .
                                                                               .
                                                                               .
                                                                      Exhibit 21

                                   ATMI, INC.
                                  SUBSIDIARIES

           ENTITY                                              STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION
----------------------------------------------------           ------------------------------------------------------
Advanced Technology Materials, Inc.                            Delaware
Epitronics Corporation                                         Delaware
ATMI Ecosys Corporation                                        California
Advanced Delivery & Chemical Systems Nevada, Inc.              Nevada
Advanced Delivery & Chemical Systems Holdings, LLC             Delaware
Advanced Delivery & Chemical Systems Operating, LLC            Delaware
Advanced Delivery & Chemical Systems Manager, Inc.             Delaware
ATMI Materials, Ltd.                                           Texas
ATMI Korea Co. Ltd.                                            Korea
ATMI UK Limited                                                Scotland
ATMI Packaging, Inc.                                           Minnesota
ATMI International Holdings, Inc.                              Delaware
ATMI Taiwan Holdings, Inc.                                     Delaware
ATMI Belgium Holdings, Inc.                                    Delaware
ATMI Belgium, LLC                                              Delaware
ATMI Packaging N.V.                                            Belgium
ATMI International Trading Co. Ltd.                            China
ATMI Japan KK                                                  Japan
ATMI Taiwan Co. Ltd.                                           Taiwan
ATMI GmbH                                                      Germany
ATMI PTE Ltd                                                   Singapore
ATMI Fab Services Ireland, Ltd                                 Ireland
ATMI Acquisition BVBA                                          Belgium